Exhibit 99.1
Press Release
For Immediate Release
Brooks Automation Reports First Quarter Financial Results
▪	Diluted Earnings per Share of $0.36

▪	Excluding special charges adjusted diluted earnings of $0.37
Chelmsford, Massachusetts February 3, 2011 — Brooks Automation, Inc. (Nasdaq: BRKS) announced financial results for the Company’s first quarter of fiscal year 2011 ended on December 31, 2010.
Revenues for the first quarter of fiscal 2011 were $178.4 million, compared to revenues of $106.2 million in the first quarter of fiscal 2010, an increase of 68.0%. Sequentially, revenues declined 1.8% from fourth quarter fiscal 2010 revenues of $181.6 million.
Net income attributable to Brooks Automation, Inc. (“Brooks”) for the first quarter of fiscal 2011 amounted to $23.5 million, or $0.36 per diluted share.
Excluding special charges, the adjusted net income of $23.7 million or $0.37 per diluted share compares on a sequential basis with $24.4 million or $0.38 per diluted share and improves from a loss of $(1.1) million or $(0.02) per diluted share in the first quarter of fiscal 2010. Special charges and their impact on comparative results are identified in the unaudited table included with this release. Including special charges, the Net Income attributable to Brooks in the fourth quarter was $24.2 million or $0.38 per diluted share and the Net Loss attributable to Brooks in the first quarter of fiscal 2010 was $(2.8) million or $(0.04) per diluted share.
Adjusted Earnings before Interest, Tax, Depreciation and Amortization for the first quarter of fiscal 2011 was $29.9 million, which compared to $29.7 million in the fourth quarter of fiscal 2010 and $5.6 million in the first quarter of fiscal 2010. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows included in this release.
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Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

Brooks Automation Reports First Quarter Financial Results           page two
Net cash provided by operating activities for the first quarter of fiscal 2011 was $17.7 million, which net of capital expenditures of $1.6 million resulted in an increase of total cash and marketable securities to $157.9 million at December 31, 2010.
Martin S. Headley, Executive Vice-President and Chief Financial Officer observed, “Continued margin expansion in each of our segments resulted in continued sequential growth in Operating Profits and Adjusted EBITDA. The increase in operating profitability was offset by the anticipated $1.5 million increase in our income tax provision that resulted in our small step back in reported earnings. Margin expansion also drove the Company to exceed profit and earnings projections on revenues comparable with guidance.”
Commenting on recent activities, Stephen S. Schwartz, Chief Executive Officer and President of Brooks stated, “Our developing strength across a broad universe of OEMs is expanding our market share and leading us to many new opportunities in adjacent markets. Although we have experienced a moderated start to the fiscal year, we are firmer in our assurance that fiscal 2011 will represent a strong year in growth of revenues and earnings over fiscal 2010.”
Dr. Schwartz added “We believe that we are well positioned to start putting our strong balance sheet to work in fueling our growth strategy of expanded presence outside of our traditional markets.”
Brooks management will web cast its first quarter earnings conference tomorrow at 10:00 a.m. Eastern Time to discuss the attached quarterly results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.
Analysts, investors and members of the media can access the live broadcast available on Brooks’ website at www.brooks.com. The call will be archived on this website for convenient on-demand replay.
# # #
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries. Our products and services are meeting the needs of customers across a broad spectrum of applications and industries and the global semiconductor manufacturing sector is our largest served market. When demanding productivity and availability objectives are essential factors for success, customers throughout the world turn to Brooks Automation, Inc. For more information go to www.brooks.com or email sales@brooks.com.
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

Brooks Automation Reports First Quarter Financial Results           page three
“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
Contact:
Barbara Culhane
Corporate Marketing Manager
Brooks Automation, Inc.
978-262-2400
www.brooks.com
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	December 31,	September 30,
	2010	2010
Assets
Current assets
Cash and cash equivalents	$62,312	$59,823
Marketable securities	50,662	49,011
Accounts receivable, net	87,613	92,273
Inventories, net	127,143	115,787
Prepaid expenses and other current assets	8,416	10,437

Total current assets	336,146	327,331
Property, plant and equipment, net	61,985	63,669
Long-term marketable securities	44,953	33,593
Goodwill	48,138	48,138
Intangible assets, net	10,194	11,123
Equity investment in joint ventures	32,519	31,746
Other assets	2,640	2,624

Total assets	$536,575	$518,224

Liabilities and equity
Current liabilities
Accounts payable	$62,323	$65,734
Deferred revenue	4,024	4,365
Accrued warranty and retrofit costs	7,882	8,195
Accrued compensation and benefits	11,804	13,677
Accrued restructuring costs	2,525	3,509
Accrued income taxes payable	1,104	1,040
Accrued expenses and other current liabilities	12,032	11,635

Total current liabilities	101,694	108,155
Income taxes payable	12,590	12,446
Long-term pension liability	5,610	5,466
Other long-term liabilities	2,812	2,805

Total liabilities	122,706	128,872

Contingencies
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 78,898,626 shares issued and 65,436,757 shares outstanding at December 31, 2010, 78,869,331 shares issued and 65,407,462 shares outstanding at September 30, 2010	789	789
Additional paid-in capital	1,803,390	1,803,121
Accumulated other comprehensive income	20,272	19,510
Treasury stock at cost, 13,461,869 shares at December 31, 2010 and September 30, 2010	(200,956)	(200,956)
Accumulated deficit	(1,210,163)	(1,233,649)

Total Brooks Automation, Inc. stockholders’ equity	413,332	388,815
Noncontrolling interest in subsidiaries	537	537

Total equity	413,869	389,352

Total liabilities and equity	$536,575	$518,224

Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended
	December 31,
	2010	2009
Revenues
Product	$161,424	$91,521
Services	16,943	14,676

Total revenues	178,367	106,197

Cost of revenues
Product	109,203	67,245
Services	11,845	12,706

Total cost of revenues	121,048	79,951

Gross profit	57,319	26,246

Operating expenses
Research and development	8,898	7,541
Selling, general and administrative	24,478	18,979
Restructuring charges	214	1,522

Total operating expenses	33,590	28,042

Operating income (loss)	23,729	(1,796)
Interest income	275	328
Interest expense	1	16
Loss on investment	—	191
Other (income) expense, net	(161)	197

Income (loss) before income taxes and equity in earnings (losses) of joint ventures	24,164	(1,872)
Income tax provision	988	635

Income (loss) before equity in earnings (losses) of joint ventures	23,176	(2,507)
Equity in earnings (losses) of joint ventures	310	(370)

Net income (loss)	$23,486	$(2,877)
Add: Net loss attributable to noncontrolling interests	—	82

Net income (loss) attributable to Brooks Automation, Inc.	$23,486	$(2,795)

Basic net income (loss) per share attributable to Brooks Automation, Inc. common stockholders	$0.37	$(0.04)

Diluted net income (loss) per share attributable to Brooks Automation, Inc. common stockholders	$0.36	$(0.04)

Shares used in computing earnings (loss) per share
Basic	64,263	63,394
Diluted	64,475	63,394
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three months ended
	December 31,
	2010	2009
Cash flows from operating activities
Net income (loss)	$23,486	$(2,877)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,274	4,794
Stock-based compensation	1,209	1,517
Amortization of premium on marketable securities	410	136
Undistributed (earnings) losses of joint ventures	(310)	370
Gain on disposal of long-lived assets	(13)	—
Loss on investment	—	191
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	4,949	(14,759)
Inventories	(11,289)	(5,163)
Prepaid expenses and other current assets	2,117	(834)
Accounts payable	(3,424)	19,902
Deferred revenue	(330)	1,199
Accrued warranty and retrofit costs	(314)	32
Accrued compensation and benefits	(2,810)	(2,834)
Accrued restructuring costs	(985)	(605)
Accrued expenses and other	713	413

Net cash provided by operating activities	17,683	1,482

Cash flows from investing activities
Purchases of property, plant and equipment	(1,638)	(461)
Purchases of marketable securities	(38,704)	(43,983)
Sale/maturity of marketable securities	25,225	29,853
Proceeds from the sale of investment	—	240

Net cash used in investing activities	(15,117)	(14,351)

Effects of exchange rate changes on cash and cash equivalents	(77)	48

Net increase (decrease) in cash and cash equivalents	2,489	(12,821)
Cash and cash equivalents, beginning of period	59,823	59,985

Cash and cash equivalents, end of period	$62,312	$47,164

Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
Supplemental Information
(In thousands, except per share data)
(unaudited)
Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.
The press release includes financial measures which exclude the effects of non-recurring income and special charges such as restructuring charges and gains or losses on investments. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income (loss) and diluted earnings (loss) per share from operations is presented below:

	Quarter ended
	December 31, 2010		September 30, 2010		December 31, 2009
	$	per share	$	per share	$	per share
Net income (loss) attributable to Brooks Automation, Inc.	$23,486	$0.36	$24,176	$0.38	$(2,795)	$(0.04)

Restructuring charges	214	0.00	235	0.00	1,522	0.02
Loss on investment	—	—	—	—	191	0.00

Adjusted net income (loss) attributable to Brooks
Automation, Inc.	23,700	0.37	24,411	0.38	(1,082)	(0.02)

Stock-based compensation	1,209	0.02	1,678	0.03	1,517	0.02

Adjusted net income attributable to Brooks Automation, Inc., excluding stock-based compensation	$24,909	$0.39	$26,089	$0.41	$435	$0.01

	Quarter ended
	Dec 31,	Sept 30,	Dec 31,
	2010	2010	2009
Net income (loss) attributable to Brooks Automation, Inc.	$23,486	$24,176	$(2,795)

Less: Interest income	(275)	(307)	(328)
Add: Interest expense	1	46	16
Add: Income tax provision (benefit)	988	(527)	635
Add: Depreciation	3,345	3,419	3,846
Add: Amortization of completed technology	479	479	457
Add; Amortization of acquired intangible assets	450	493	491
Add: Stock-based compensation	1,209	1,678	1,517
Add: Restructuring charges	214	235	1,522
Add: Loss on investment	—	—	191

Adjusted EBITDA	$29,897	$29,692	$5,552

Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com